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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ResortQuest Savings and Retirement Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our report dated June 23, 2004, relating to the financial statements and schedule of the ResortQuest Savings and Retirement Plan appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas

August 6, 2004